EX1A-4 SUBS AGMT

Exhibit 4.1

MY RACEHORSE CA, LLC

a Nevada series limited liability company

SERIES PALACE FOAL (the “SERIES”)

SUBSCRIPTION AGREEMENT

The undersigned (“Subscriber”) understands that Series Palace Foal (the “Series”) of My Racehorse CA, LLC, a Nevada series limited liability company, having its principal place of business at 250 W. 1st Street, Suite 256, Claremont, CA 91711 (the “Company”), is offering for sale (the “Offering”) on a best-efforts basis up to 510 membership units (each a “Unit” and collectively the “Units”) at the purchase price of $120 per Unit (the “Purchase Price”), upon the terms and conditions set forth in this subscription agreement (“Agreement”) and the Company Operating Agreement, as amended, and the Series Agreement, as supplemented from time to time (collectively, the “Operating Agreement”).

1.                Subscription for Units.

a.                Subject to the terms and conditions of this Agreement, Subscriber hereby irrevocably subscribes for and agrees to purchase from the Series the number of Units indicated on the signature page attached hereto (the “Securities”), for the aggregate Purchase Price set forth on the signature page (the “Aggregate Purchase Price”).

b.                Subscriber hereby agrees to be bound hereby upon execution and delivery by Subscriber to the Series of the signature page to this Agreement.

c.                It is understood and agreed that the Series shall have the sole right, at its complete discretion, to accept or reject this Subscription, in whole or in part, for any reason and that the same shall be deemed to be accepted by the Series only when it is signed by a duly authorized officer of the Series and delivered to the Subscriber. Subscriptions for Securities need not be accepted in the order received, and the Securities may be allocated among subscribers. Notwithstanding anything in this Agreement to the contrary, the Series shall have no obligation to issue any of the Securities to any person who is a resident of a jurisdiction in which the issuance of such Securities would constitute a violation of the securities laws of such jurisdiction.

2.                Campaign Page. Subscriber represents and warrants that it is in receipt of and that it has carefully read and understood all documents and information provided to Subscriber on the Company’s myracehorse.com website or otherwise transmitted to Subscriber (the “Campaign Page”) including but not limited to the Campaign Page and Operating Agreement and any other information which Subscriber has reasonably requested and the Series has provided in connection with the Offering.

3.                Series Representations and Warranties. The Series represents and warrants that as of the date of this Agreement:

a.                The Series is a series of a limited liability company duly organized, validly existing and in good standing under the laws of the State of Nevada, entitled to own its property of a material nature and to carry on its business of a material nature as and in places where such property is now owned or operated and such business is conducted except where the failure to so qualify will not have a material adverse effect on the Series.

b.                The Series, by appropriate and required corporate action, has duly authorized the execution of this Agreement, and the issuance and delivery of the Securities.

4.                Subscriber Representations, Acknowledgements and Agreements. Subscriber hereby represents, warrants to and acknowledges and agrees with the Series as follows:

a.                The Subscriber is aware that an investment in the Series Palace Foal Interests involves a significant degree of risk, and has received and carefully read the Company’s Offering Circular dated ______________, 2018 (the “Offering Circular”) and, in particular, the “Risk Factors” section therein. The Subscriber understands that the Company is subject to all the risks applicable to early-stage companies, whether or not set forth in such “Risk Factors”. The Subscriber acknowledges that no representations or warranties have been made to it or to its advisors or representatives with respect to the business or prospects of the Company or its financial condition.

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b.                The offering and sale of the Series Palace Foal Interests has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The Subscriber understands that the offering and sale of the Series Palace Foal Interests is intended to be exempt from registration under the Securities Act, by virtue of Tier 2 of Regulation A thereof, based, in part, upon the representations, warranties and agreements of the Subscriber contained in this Subscription Agreement, including, without limitation, the investor qualification (“Investor Qualification and Attestation”) immediately following the signature page of this Subscription Agreement. The Subscriber is purchasing the Series Palace Foal Interests for its own account for investment purposes only and not with a view to or intent of resale or distribution thereof in violation of any applicable securities laws, in whole or in part.

c.                The Subscriber, as set forth in the Investor Certification attached hereto, as of the date hereof is a “qualified purchaser” as that term is defined in Regulation A (a “Qualified Purchaser”). The Subscriber agrees to promptly provide the Manager and its respective agents with such other information as may be reasonably necessary for them to confirm the Qualified Purchaser status of the Subscriber.

d.                The Subscriber acknowledges that the Subscriber’s responses to the investor qualification questions posed in the MyRacehorse™ Platform and reflected in the Investor Qualification and Attestation, are complete and accurate as of the date hereof.

e.                The Subscriber acknowledges that neither the U.S. Securities and Exchange Commission (“SEC”) nor any state securities commission or other regulatory authority has passed upon or endorsed the merits of the offering of the Series Palace Foal Interests.

f.                 In evaluating the suitability of an investment in the Series Palace Foal Interests, the Subscriber has not relied upon any representation or information (oral or written) other than as set forth in the Offering Circular, the Operating Agreement and this Subscription Agreement.

g.                Except as previously disclosed in writing to the Company, the Subscriber has taken no action that would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Subscription Agreement or the transactions contemplated hereby and, in turn, to be paid to its selected dealers, and in all instances the Subscriber shall be solely liable for any such fees and shall indemnify the Company with respect thereto pursuant to paragraph 6 of this Subscription Agreement.

h.                The Subscriber, together with its advisors, if any, has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable it to utilize the Offering Circular to evaluate the merits and risks of an investment in the Series Palace Foal Interests and the Company and to make an informed investment decision with respect thereto.

i.                 The Subscriber is not relying on the Company, the Manager or any of its respective employees or agents with respect to the legal, tax, economic and related considerations of an investment in the Series Palace Foal Interests, other than with respect to the opinion of legality of legal counsel provided at Exhibit 12.1 to the Offering Circular, and the Subscriber has relied on the advice of, or has consulted with, only its own advisors, if any, whom the Subscriber has deemed necessary or appropriate in connection with its purchase of the Series Palace Foal Interests.

j.                 No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Subscriber or any of the Subscriber's affiliates is required for the execution of this Subscription Agreement or the performance of the Subscriber's obligations hereunder, including, without limitation, the purchase of the Series Palace Foal Interests by the Subscriber.

k.                The Subscriber has adequate means of providing for such Subscriber’s current financial needs and foreseeable contingencies and has no need for liquidity of its investment in the Series Palace Foal Interests for an indefinite period of time.

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l.                 The Subscriber (i) if a natural person, represents that the Subscriber has reached the age of 21 (or 18 in states with such applicable age limit) and has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; or (ii) if a corporation, partnership, or limited liability company or other entity, represents that such entity was not formed for the specific purpose of acquiring the Series Palace Foal Interests, such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the Series Palace Foal Interests, the execution and delivery of this Subscription Agreement has been duly authorized by all necessary action, this Subscription Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or (iii) if executing this Subscription Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Subscription Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom the Subscriber is executing this Subscription Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Subscription Agreement and make an investment in the Company, and represents that this Subscription Agreement constitutes a legal, valid and binding obligation of such entity. The execution and delivery of this Subscription Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Subscriber is a party or by which it is bound.

m.              If an entity, the Subscriber has its principal place of business or, if a natural person, the Subscriber has its primary residence, in the jurisdiction set forth in this Subscription Agreement. The Subscriber first learned of the offer and sale of the Series Palace Foal Interests in such jurisdiction and the Subscriber intends that the securities laws of that state shall govern the purchase of the Subscriber’s Series Palace Foal Interests.

n.                The Subscriber is either (i) a natural person resident in the United States, (ii) a partnership, corporation or limited liability company organized under the laws of the United States, (iii) an estate of which any executor or administrator is a U.S. person, (iv) a trust of which any trustee is a U.S. person, (v) an agency or branch of a foreign entity located in the United States, (vi) a non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person, or (vii) a partnership or corporation organized or incorporated under the laws of a foreign jurisdiction that was formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors who are not natural persons, estates or trusts.

o.                Any information which the Subscriber has heretofore furnished or is furnishing herewith to the Company is true, complete and accurate and may be relied upon by the Manager and the Company in determining the availability of an exemption from registration under federal and state securities laws in connection with the Offering. The Subscriber further represents and warrants that it will notify and supply corrective information to the Company immediately upon the occurrence of any change therein occurring prior to the Company’s issuance of the Series Palace Foal Interests.

p.                The Subscriber is not, nor is it acting on behalf of, a “benefit plan investor” within the meaning of 29 C.F.R. § 2510.3-101(f)(2), as modified by Section 3(42) of the Employee Retirement Income Security Act of 1974 (such regulation, the “Plan Asset Regulation”, and a benefit plan investor described in the Plan Asset Regulation, a “Benefit Plan Investor”). For the avoidance of doubt, the term Benefit Plan Investor includes all employee benefit plans subject to Part 4, Subtitle B, Title I of ERISA, any plan to which Section 4975 of the Code applies and any entity, including any insurance company general account, whose underlying assets constitute “plan assets”, as defined under the Plan Asset Regulation, by reason of a Benefit Plan Investor’s investment in such entity.

q.                The Subscriber is satisfied that the Subscriber has received adequate information with respect to all matters which it or its advisors, if any, consider material to its decision to make this investment.

r.                 Within five (5) days after receipt of a written request from the Manager, the Subscriber will provide such information and deliver such documents as may reasonably be necessary to comply with any and all laws and ordinances to which the Company is subject.

s.                THE SERIES PALACE FOAL INTERESTS OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SERIES PALACE FOAL INTERESTS ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED BY THE OPERATING AGREEMENT. THE SERIES PALACE FOAL INTERESTS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE MEMORANDUM OR THIS SUBSCRIPTION AGREEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

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t.                 If the Subscriber is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if the Subscriber receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Subscriber represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

u.                Each of the representations and warranties of the parties hereto set forth in this Section 4 and made as of the date hereof shall be true and accurate as of the Closing applicable to the subscription made hereby as if made on and as of the date of such Closing.

5.                Subscriber Undertakings.

a.                Subscriber understands, acknowledges and agrees with the Series as follows:

i.                    Subscriber hereby acknowledges and agrees that the Subscription hereunder is irrevocable by Subscriber, and that, except as required by law, Subscriber is not entitled to cancel, terminate or revoke this Agreement and that this Agreement shall survive the death or disability of Subscriber and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns. If Subscriber is more than one person, the obligations of Subscriber hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his/her heirs, executors, administrators, successors, legal representatives and permitted assigns.

ii.                    No federal or state agency has made any findings or determination as to the fairness of the terms of this subscription for investment nor any recommendations or endorsement of the Securities.

iii.                    This offering of the Securities is intended to be exempt from registration under the Act by virtue the provisions of Regulation A thereunder, which is in part dependent upon the truth, completeness and accuracy of the statements made by Subscriber herein.

b.                IN MAKING AN INVESTMENT DECISION, SUBSCRIBER MUST RELY ON ITS OWN EXAMINATION OF THE SERIES, INCLUDING THE MERITS AND RISKS INVOLVED. THE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION ON REGULATORY AUTHORITY. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

6.                Indemnification. Subscriber shall indemnify and hold harmless the Series and each officer, director or control person of the Series from any and all damages, losses, liabilities obligations, commitments and expenses (including attorneys’ fees and expenses) incurred by any of such person by reason of or arising from the breach of any representation, warranty or covenant of Subscriber contained in this Agreement.

7.                Ownership Records. The ownership of your shares will be reflected by registration in electronic form (also known as “book entry”).

8.                Miscellaneous.

a.                Except as set forth elsewhere herein, any notice or demand to be given or served in connection herewith shall be deemed to be sufficiently given or served for all purposes by being sent as registered or certified mail, return receipt requested, postage prepaid, in the case of the Series, addressed to it at the address set forth below:

Company:

My Racehorse CA, LLC

250 W. 1st Street

Suite 256

Claremont, CA 91711

Attention: Chief Executive Officer

Subscriber:

Address provided in the subscription process.

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b.                All issues and questions concerning the application, construction, validity, interpretation and enforcement of this Agreement shall be governed by and construed in accordance with the internal laws of the state of Nevada, without giving effect to any choice or conflict of law provision or rule (whether of the state of Nevada or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the state of Nevada. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this agreement or the transactions contemplated hereby.

c.                This Agreement shall be binding upon the parties hereto and their respective heirs, estate, legal representatives, successors and assigns. If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed to be modified to conform to such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

d.                In any action, proceeding or counterclaim brought to enforce any of the provisions of this Agreement or to recover damages, costs and expenses in connection with any breach of the Agreement, the prevailing party shall be entitled to be reimbursed by the opposing party for all of the prevailing party’s attorneys’ fees, costs and other out-of-pocket expenses incurred in connection with such action, proceeding or counterclaim.

e.                This Agreement (including exhibits attached hereto) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth herein. This Agreement supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof.

f.                 The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

9.                Acceptance of Delivery. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of the completed Agreement will be determined by the Series, which determination will be final and binding. The Series reserves the absolute right to reject any completed Agreement, in its sole and absolute discretion. The Series also reserves the right to waive any irregularities in, or conditions of, the submission of completed Subscription Agreements, and the Series’ interpretation of the terms and conditions for the purchase of the Securities (including these instructions) shall be final and binding. The Series shall be under no duty to give any notification of irregularities in connection with any attempted subscription for the Securities or incur any liability for failure to give such notification. Until such irregularities have been cured or waived, no subscription for the Securities shall be deemed to have been made. Any Subscription Agreement that is not properly completed and as to which defects have not been cured or waived will be returned by the Series to the Subscriber as soon as practicable.

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SUBSCRIPTION AGREEMENT SIGNATURE PAGE

By clicking “Agree” to this Signature Page, Subscriber is agreeing to the Subscription Agreement and certifying that all information is true and correct. This Signature Page may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission (including clicking “Agree” on the Campaign Page) shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

The undersigned Subscriber hereby certifies it (i) agrees to all the terms and conditions of this Agreement, (ii) is an accredited investor, and (ii) is a resident of the state or foreign jurisdiction indicated below.

The undersigned irrevocably subscribes for Series membership units.

The Aggregate Purchase Price of membership units subscribed for, at $_______.00 per share, is $_________________.

This Subscription Agreement is executed by Subscriber on _______________________________.

If other than Individual check one and indicate capacity of signatory under the signature
Name of Subscriber (Print)
	•	Trust
	•	Estate
Name of Joint Subscriber (if any) (Print)	•	Uniform Gifts to Minors Act of State of ______
	•	Limited liability company
Signature of Subscriber	•	Corporation
	•	Other ________________________________

Capacity of Signatory (if applicable)	If Joint Ownership, check one:
	•	Joint Tenants with Right of Survivorship
	•	Tenants in Common
Social Security or Taxpayer Identification Number	•	Tenants by Entirety
	•	Community Property

Residence Address or Entity Principal Address	Backup Withholding Statement:
Please check this box only if the investor is subject to:

City State Zip Code	•	Backup withholding.

Foreign Person:
Telephone ( )__________________	Please check this box only if the investor is a:

e-mail address: _________________	•	Nonresident alien, foreign corporation, foreign Company, foreign trust or foreign estate

As required by the regulations issued pursuant to the U.S. Internal Revenue Code, Subscriber certifies under penalty of perjury that (1) the Social Security Number or Taxpayer Identification Number and address provided above is correct, (2) Subscriber is not subject to backup withholding (unless the Backup Withholding Statement box above is checked) either because Subscriber has not been notified that Subscriber is subject to backup withholding as a result of a failure to report all interest or dividends or because the Internal Revenue Service has notified Subscriber that Subscriber is no longer subject to backup withholding and (3) Subscriber (unless the Foreign Person box above is checked) is not a nonresident alien, foreign partnership, foreign trust or foreign estate.

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INVESTOR QUALIFICATION AND ATTESTATION

Check the applicable box:

(a) I am an “accredited investor”, and have checked the appropriate box on the attached Certificate of Accredited Investor Status indicating the basis of such accredited investor status, which Certificate of Accredited Investor Status is true and correct; or	☐
(b) The amount set forth on the first page of this Subscription Agreement, together with any previous investments in securities pursuant to this offering, does not exceed 10% of the greater of my net worth or annual income.	☐

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CERTIFICATE OF ACCREDITED INVESTOR STATUS

The signatory hereto is an “accredited investor”, as that term is defined in Regulation D under the Securities Act of 1933, as amended (the “Act”).  I have checked the box below indicating the basis on which I am representing my status as an “accredited investor”:

A natural person whose net worth[1], either individually or jointly with such person’s spouse, at the time of such person’s purchase, exceeds $1,000,000;

A natural person who had individual income in excess of $200,000, or joint income with your spouse in excess of $300,000, in the previous two calendar years and reasonably expects to reach the same income level in the current calendar year;

A director, executive officer, or general partner of the Company or Experiential Squared, Inc.;

A bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(a)(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

A private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

An organization described in section 501(c)(3) of the Internal Revenue Code, corporation, limited liability company, Massachusetts or similar business trust, or partnership, in each case not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;
A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in § 230.506(b)(2)(ii) under the Act; or

An entity in which all of the equity owners are accredited investors as described above.

__________________

1 In calculating your net worth: (i) your primary residence shall not be included as an asset; (ii) indebtedness that is secured by your primary residence, up to the estimated fair market value of the primary residence at the time of entering into this Subscription Agreement, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of entering into this Subscription Agreement exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by your primary residence in excess of the estimated fair market value of the primary residence at the time of entering into this Subscription Agreement shall be included as a liability. In calculating your net worth jointly with your spouse, your spouse’s primary residence (if different from your own) and indebtedness secured by such primary residence should be treated in a similar manner.

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